Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-193458) on Form S-1 of AmpliPhi Biosciences Corporation of our report dated April 15, 2014, except for Note 14, as to which date is September 2, 2014, relating to our audit of the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K/A of AmpliPhi Biosciences Corporation for the year ended December 31, 2013.

Richmond, Virginia

Date: September 12, 2014